Exhibit 10.4(a)
                                                                 ---------------


                                    SERIES A
                                PROMISSORY NOTE
                                ---------------

$8,568,000                                                 Tehachapi, California
                                                           November 22, 1985

             FOR VALUE RECEIVED, ZOND WINDSYSTEM PARTNERS, LTD., Series 85-A, a California Limited Partnership (the "Partnership") hereby promises to pay to the order of ZOND CONSTRUCTION CORPORATION III, a California corporation ("ZCC III"), at 112 South Curry Street, Tehachapi, California 93561, or at such other address as may be designated by ZCC III from time to time in writing, in lawful money of the United States of America, the principal sum of EIGHT MILLION FIVE HUNDRED SIXTY-EIGHT THOUSAND DOLLARS ($8,568,000), together with interest thereon as provided for below and, upon demand, all costs (including without limitation reasonable attorney's fees) properly incurred in connection with the enforcement of, and the collection of all amounts due under, this Series A Promissory Note (this "Promissory Note").

     Simple interest shall accrue on the outstanding principal balance of this Promissory Note from and after November 22, 1985 at a rate of 11.25% per annum, computed on the basis of the actual number of days elapsed over a 360-day year.

     The partnership promises to pay the principal amount of this Promissory Note, together with simple interest accrued at a rate set forth above on the outstanding balance of such principal amount, in thirty-two equal, semiannual, installments, each in the amount of FIVE HUNDRED EIGHTY-THREE THOUSAND ONE HUNDRED SIXTY-EIGHT AND 23/100 DOLLARS ($583,168.23), consisting of principal and accrued interest. The first such installment shall be paid on the six month anniversary date of the date set forth in the immediately preceding paragraph, the second such installment shall be paid on the twelve month anniversary date of the date set forth in the immediately preceding paragraph and thereafter one installment each shall be paid at six month intervals on the dates in each year commencing from the year 1987 and continuing through the year 2001 which correspond to the sixth month and twelve month anniversary dates of the date set forth in the immediately preceding paragraph.

     This Note has been issued and is secured pursuant to a Purchase Note and Security Agreement (Series A) [the "Agreement"] dated as of November 7, 1985 between the Partnership and ZCC III and is further secured by a Series A Deed of Trust and Assignment of Rents dated as of November 7, 1985 (the "Deed of Trust")


                                                                ZOND#64/SAPN1.1
made by the Partnership in favor of ZCC III. Upon the occurrence of an Event of Default (as defined in the Agreement) or an event of default as provided for in Section 4.01 of the Deed of Trust, the same not having been cured during any applicable cure period provided for in the Agreement or the Deed of Trust, ZCC III may, at its election, declare all unpaid principal of, and all unpaid interest accrued under, this Promissory Note to be immediately due and payable, and, in the event such amounts are not immediately paid upon demand therefor, ZCC III may exercise its rights as a secured party under the Agreement and/or as the beneficiary under the Deed of Trust, to foreclose on the security interests granted to ZCC III under the Agreement and/or the Deed of Trust. This Promissory Note shall be without recourse to the Partnership, and in the event of any failure by the Partnership to pay any amount when due or payable (at the stated time of maturity or upon acceleration or otherwise) under this Promissory Note, ZCC III's sole recourse shall be to the security provided for with respect to this Promissory Note in the Agreement and the Deed of Trust and the Partnership shall in no event be personally liable under this Promissory Note.

     This Promissory Note is subject to mandatory prepayment in accordance with the provisions of the Agreement. Except for any such mandatory prepayments, no prepayments of principal or interest shall be permitted during the five-year period commencing from the date of issuance of this Promissory Note. After the expiration of such five-year period, prepayments of principal may be made at any time provided that any such prepayment is accompanied by payment of all accrued interest thereon and by additional payment of a premium calculated by multiplying the outstanding balance of principal immediately prior to such prepayment by a percentage equal to the product of (a) 11.25% and (b) the applicable fraction set forth below next to the specified anniversary date of the date of issuance of this Promissory Note which immediately precedes the date on which any such prepayment is made:

              Anniversary Date                   Applicable Fraction
              ----------------                   -------------------

                   6th                                10/15
                   7th                                 9/15
                   8th                                 8/15
                   9th                                 7/15
                  10th                                 6/15
                  llth                                 5/15
                  12th                                 4/15
                  13th                                 3/15
                  14th                                 2/15
                  15th                                 1/15
                  16th and after                          0


                                                                 ZOND#64/SAPN1.2

Any optional prepayment shall be applied against payments due under the Promissory Note in reverse order of maturity.

             All payment to be made under this Promissory Note shall be unconditional, and shall not be subject to offset, defense or counterclaim until all amounts payable under this Promissory Note have been paid in full.

             The Partnership hereby waives presentment, demand, protest or notice of any kind in connection with this Promissory Note, except to the extent such waiver is not permitted by law.

            This Promissory Note shall be construed in accordance with and governed by the laws of the State of California.


112 South Curry Street              ZOND WINDSYSTEM PARTNERS, LTD., SERIES 85-A,
Tehachapi, CA 93561                   a California Limited Partnership

                                    By its General Partner:

                                    ZOND WINDSYSTEMS MANAGEMENT CORPORATION III,
                                      a California corporation


                                    By /s/ Craig A. Anderson
                                      --------------------------------
                                      Craig A. Anderson
                                      Senior Vice President -
                                        General Counsel




Date printed 15-Nov-85

ZOND SYSTEMS, INC.
-----------------

LOAN AMORIZATION SCHEDULE; SEMI-ANNUAL         SERIES 85-A PURCHASE NOTE - 1st 100 TURBINES
--------------------------------------         --------------------------------------------

FILE NAME: LNAMSEMI
           --------

-------------------------------------------------------------------------------------------------
|PRINCIPAL AMOUNT       )        8,568,000  |  EQUAL AMORTIZATION             )               1 |
|TERM IN YEARS          )               16  |  EQUAL PRINCIPAL                )               2 |
|INTEREST RATE (ANNUAL) )           11.250% |  SEMI-ANNUAL EQUAL AMORTIZATION )      583,168.23 |
|LOAN AMORTIZATION      )                1  |  SEMI-ANNUAL EQUAL PRINCIPAL    )      267,758.88 |
-------------------------------------------------------------------------------------------------

                                  SEMI-ANNUAL    SEMI-ANNUAL       SEMI-ANNUAL         REMAINING
SEMI-ANNUAL        BEGINNING      PRINCIPAL      INTEREST TOTAL    PRINCIPAL           PRINCIPAL
  PERIOD           PRINCIPAL      PAID           PAID              PAYMENT BALANCE     BALANCE
-----------        ------------   -----------    --------------    ---------------     -------------
        1          8,568,000.08    101,218.23        481,958.00        583,168.23       8,466,781.77
        2          8,466,781.77    106,911.76        476,256.47        583,168.23       8,359,870.81
        3          8,359,870.81    112,925.55        470,242.69        583,168.23       8,246,944.46
        4          8,246,944.46    119,277.61        463,894.63        583,168.23       8,127,666.85
        5          8,127,666.85    125,986.97        457,181.26        583,168.23       8,001,679.88
        6          8,001,679.88    133,073.74        450,094.49        583,168.23       7,868,686.14
        7          7,858,686.14    140,559.14        442,689.10        583,168.23       7,728,047.00
        8          7,728,047.00    148,465.59        434,762.64        583,168.23       7,579,581.41
        9          7,579,581.41    156,816.78        426,351.45        583,168.23       7,422,764.63
       10          7,422,764.63    165,637.72        417,538.51        583,168.23       7,257,126.90
       11          7,257,126.90    174,954.85        408,213.39        583,168.23       7,082,172.86
       12          7,082,172.86    184,796.06        398,372.18        583,168.23       6,897,376.88
       13          6,897,376.88    195,190.83        387,977.48        583,168.23       6,702,185.17
       14          6,702,185.17    206,178.32        376,997.92        583,168.23       6,496,014.85
       15          6,496,014.85    217,767.40        365,408.84        583,168.23       6,278,247.45
       16          6,278,247.45    238,016.82        353,151.42        583,168.23       6,048,238.63
       17          6,048,238.63    242,955.26        348,212.97        583,168.23       5,885,275.37
       18          5,805,275.37    256,621.49        326,546.74        583,168.23       5,548,653.88
       19          5,548,653.88    271,056.45        312,111.78        583,168.23       5,277,597.42
       20          5,277,597.42    286,343.38        296,864.86        583,168.23       4,991,294.04
       21          4,991,294.84    302,407.94        280,763.29        583,168.23       4,688,886.10
       22          4,688,886.10    319,418.39        263,749.84        583,168.23       4,369,467.71
       23          4,369,467.71    337,385.68        245,782.56        583,168.23       4,032,882.03
       24          4,032,882.03    356,363.62        226,884.61        583,168.23       3,675,718.41
       25          3,675,718.41    376,489.07        206,759.16        583,168.23       3,299,309.34
       26          3,299,309.34    397,582.08        185,586.15        583,168.23       2,901,727.25
       27          2,901,727.25    419,946.08        163,222.16        583,168.23       2,481,781.18
       28          2,481,781.18    443,568.84        139,600.19        583,168.23       2,038,213.13
       29          2,038,213.13    468,518.75        114,549.49        583,168.23       1,569,694.39
       30          1,569,694.39    494,872.92         88,295.31        583,168.23       1,074,821.46
       31          1,074,821.46    522,789.53         68,458.71        583,168.23          52,111.94
       32          552,111.94      552,111.94         31,856.30        583,168.23               0.00

